Exhibit 10.6

EXECUTION COPY

ORTHOVITA, INC.

$45,000,000

10% Senior Secured Notes due July 30, 2012

GUARANTEED BY THE DOMESTIC SUBSIDIARIES OF, AND ACCOMPANIED WITH WARRANTS ISSUED

BY,

ORTHOVITA, INC.

SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT

Dated as of July 30, 2007

i

SCHEDULE A	—	Information Relating To Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 3.1	—	Qualification to do Business

SCHEDULE 3.4	—	Capital Stock

SCHEDULE 3.5	—	Financial Statements

SCHEDULE 3.7	—	Required Consents, etc., of Governmental Authorities

SCHEDULE 3.8	—	Litigation

SCHEDULE 3.9	—	Taxes

SCHEDULE 3.11	—	Patent Licenses, Trademarks and Trademark Applications

SCHEDULE 3.15(a)	—	Existing Indebtedness

SCHEDULE 3.15(b)	—	Existing Liens

SCHEDULE 3.18	—	Environmental Matters

EXHIBIT A	—	Form of 10% Senior Secured Note due July 30, 2012

EXHIBIT B	—	Form of Warrant to Purchase Common Stock

EXHIBIT C	—	Form of Registration Rights Agreement

EXHIBIT 1.4	—	Form of Notice of Additional Advances

EXHIBIT 2.2	—	List of Closing Deliverables

EXHIBIT 11.2	—	Form of Assignment and Assumption

Dated as of July 30, 2007

TO EACH PURCHASER LISTED ON THE ATTACHED SCHEDULE A WHO IS A SIGNATORY HERETO (COLLECTIVELY WITH THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, THE “PURCHASERS”):

Ladies and Gentlemen:

THIS SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is hereby entered into by and among the Purchasers, ORTHOVITA, INC., a Pennsylvania corporation (the “Company”), and LB I Group Inc., a Delaware corporation, as Collateral Agent, with reference to the following (and with the definitions of terms set forth in Schedule B being applicable hereto):

A.	The Company has requested that the Purchasers provide the Company with a $45,000,000 senior secured note purchase facility, the proceeds of which are to be used by the Company to effect the RST I Royalty Repurchase, to repay all amounts owed under the GECC Financing and other Indebtedness of the Credit Parties, to expand the Company’s sales force, to develop and, from time to time, to acquire new products, and for other general business purposes of the Company, including capital expenditures.

B.	The Purchasers are willing to do so, subject to the terms and conditions hereof.

NOW THEREFORE, the Purchasers, the Company, and the Collateral Agent hereby agree as follows:

SECTION 1. AUTHORIZATION, SALE AND ISSUANCE OF NOTES AND WARRANTS.

Section 1.1 Authorization.

(a) The Company has authorized the issue and sale of $45,000,000 aggregate principal amount of its 10% Senior Secured Notes (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 11 of this Agreement) due July 30, 2012. The Notes shall be substantially in the form set forth on Exhibit A.

(b) The Company has further authorized the issuance and sale to each Purchaser of Warrants (the “Warrants”, such term to include any such warrants issued in substitution therefor pursuant to the terms thereof) to purchase Common Stock, par value $0.01 per share, of the Company (“Common Stock”), each substantially in the form set forth in Exhibit B.

Section 1.2 Sale and Purchase of the Notes and Warrants; Additional Advances. Subject to the terms and conditions of this Agreement:

(a) The Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally, to purchase from the Company (such transaction, the “Initial Issuance”), a Note, containing the same terms and conditions as set forth in the form of note attached hereto as Exhibit A, in the aggregate principal amount equal to the Commitment of such Purchaser at a purchase price of 25/45ths of the aggregate principal amount of such Note (the “Purchase Price”). The aggregate amount of the Commitments on the Agreement Date is $45,000,000.

(b) As further consideration for the purchase of the Notes by the Purchasers pursuant to Section 1.2(a), the Company agrees to issue and deliver to each Purchaser a Warrant to purchase up to that number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule A.

(c) On each Additional Advance Date occurring during the period from and including the Closing to but excluding January 27, 2010, each Purchaser agrees, at the request of the Company, to make additional advances under the Note held by such Purchaser (each such advance, an “Additional Advance”), in an aggregate principal amount that, together with all other Loans of such Purchaser, will not exceed the Commitment of such Purchaser at such time.

(d) Each Purchaser’s obligation hereunder is several and not joint with the other Purchasers’ obligations such that no Purchaser shall have any obligation or liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

(e) The Company and each Purchaser hereby acknowledge and agree that the Notes and Warrants issued in accordance with this Agreement constitute an “investment unit” for the purposes of Section 1273(c)(2)(A) of the Code. In accordance with Sections 1273(c)(2)(A) and 1273(b)(2) of the Code, the issue price of the investment unit is 100% of the aggregate principal amount of the Notes set forth opposite each such Purchaser’s name on Schedule A. Allocating that issue price between the Note and Warrant based on their relative fair market values, as required by Section 1273(c)(2)(B) of the Code and Treasury Regulation Section 1.1273-2(h)(1), results in (i) the Notes having an issue price of 90.9% of the aggregate principal amount of such Note and (ii) the Warrant having a Purchase Price of 9.1% of the aggregate principal amount of such Notes. Additional Advances evidenced by such Notes and Warrants exercisable in connection therewith shall be allocated in the same manner. The Company and each Purchaser agrees to prepare their respective federal income tax returns in a manner consistent with the foregoing agreement.

Section 1.3 Closing of the Initial Issuance. The Initial Issuance and the issuance of the Warrants shall occur at a closing (the “Closing”) at the offices of Pillsbury Winthrop Shaw Pittman LLP, at 10:00 a.m. local time on July 30, 2007, or on such other Business Day thereafter as may be agreed upon by the Company and all of the Purchasers. At the Closing:

(a) The Company will deliver to, or at the direction of, each Purchaser the Note to be purchased thereby, which shall be dated the date of the Closing and registered in such Purchaser’s name, against delivery by such Purchaser to the Company of the amount of the Purchase Price therefor.

(b) The Company will deliver to, or at the direction of, each Purchaser a Warrant, which shall be dated the date of the Closing and registered in the name of such Purchaser, evidencing the right of such Purchaser to purchase up to that number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule A.

Section 1.4 Additional Advances. The Company shall give each Purchaser notice (which shall be irrevocable) no later than ten (10) Business Days before the requested date of each Additional Advance (each such date, an “Additional Advance Date”). Each such notice shall be in the form of Exhibit 1.4 and shall specify: (i) the requested Additional Advance Date, which shall be a Business Day; (ii) the aggregate amount of the Additional Advances to be made on such Additional Advance Date, which amount shall be not less than the lesser of $5,000,000 and the aggregate amount of the unused Commitments; and (iii) the Purchaser’s ratable share of such aggregate amount, based upon the relationship that such Purchaser’s Commitment bears to the total amount of the Commitments, in each case on such Additional Advance Date. Not later than 12:00 a.m. (New York time) on each Additional Advance Date, each Purchaser shall disburse to the Company, in immediately available funds, such Purchaser’s ratable share of the total amount of the Additional Advances to be made on such date in accordance with such notice.

Section 1.5 Evidence of Loans. Each Purchaser’s Loans and the Company’s obligation to repay such Loans, with interest in accordance with the terms of this Agreement, shall be evidenced by this Agreement, the records of, and the Notes held by, such Purchaser. The records of each Purchaser and any notations by such Purchaser on any Note regarding payments made on account of the principal thereof, in absence of manifest error, shall be conclusive and binding; provided that in no event shall (i) the failure by a Purchaser to make any such notation, or (ii) any manifest error therein obligate the Company to pay any amounts in excess of amounts otherwise payable hereunder or under such Note.

Section 1.6 Payment Terms of the Notes. The Notes shall bear interest, in the amounts and payable at the times set forth therein, and shall be due and payable in full on the Maturity Date or as otherwise provided for under this Agreement without defense, set off or counterclaim of any sort. All payments required to be made under the Notes shall be made in the manner and to the account of each Purchaser as set forth in the Notes.

Section 1.7 Reduction of Commitments. The Company shall give prompt notice to the Purchasers if, at any time during the period from and including the Closing to but excluding January 27, 2010, the Company determines that it does not intend to request any Additional Advances, whereupon the Commitments shall be reduced to the outstanding principal amount of the Loans. The Commitments shall automatically be reduced to the outstanding principal amount of the Loans on the date of, and after giving effect to, any prepayment of the Loans pursuant to Section 6.2.

Section 1.8 Pro Rata Treatment. Except to the extent otherwise provided herein, (a) Loans shall be made by the Purchasers pro rata in accordance with their respective Commitments, (b) each reduction in the Commitments shall be made pro rata in accordance with the respective amounts thereof, and (c) each payment of the principal of, or interest on, the Notes shall be made for the account of the Purchasers pro rata in accordance with their respective amounts thereof then due and payable.

SECTION 2. CONDITIONS TO CLOSING.

Section 2.1 Conditions to the Commitments and the Initial Issuance. Each Purchaser’s Commitment to purchase and pay for the Notes to be sold thereto at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

(a) Closing Deliverables. The Purchasers shall have received, in form and substance satisfactory to the Purchasers, all documents, instruments, agreements, opinions and certificates identified on Exhibit 2.2, duly executed by each party thereto.

(b) Consummation of the RST I Royalty Repurchase. All conditions necessary to consummate the RST I Royalty Repurchase under the RST I Royalty Repurchase Documents shall have been satisfied (other than the payment of the cash consideration to RST I), or, with the consent of the Purchasers, waived, the parties to the RST I Royalty Repurchase Documents shall be prepared to consummate the RST I Royalty Repurchase on the date of the Closing simultaneously with the Initial Issuance, and each Purchaser shall have received evidence of the foregoing satisfactory to it.

(c) Satisfactory Completion of Due Diligence by the Purchasers. The Purchasers shall have completed to their satisfaction their due diligence investigation of the Company and its Subsidiaries and their respective products.

(d) Receipt of Internal Approvals. The Purchasers shall have received such internal approvals as may be required thereby, including, in the case of LB I Group Inc., approval by the Lehman Brothers Investment Committee.

(e) Corporate and Capital Structure. The Purchasers shall be satisfied with the corporate and capital structure of the Credit Parties (including, without limitation, the tax implications associated with such structure), and all agreements relating thereto and all organizational documents of the Credit Parties.

(f) Minimum Cash Balance. The Company shall have in cash at least $6,250,000 immediately after giving effect to the Closing Date Transactions.

(g) Security Interests; Indebtedness; Waivers and Consents.

(i) The Purchasers shall have received the results of recent lien, tax lien, judgment and litigation searches in each relevant jurisdiction with respect to the Credit Parties, and such searches shall reveal no Liens other than Permitted Liens or Liens that are being discharged prior to, or simultaneously with, the Initial Issuance pursuant to documentation reasonably satisfactory to the Purchasers.

(ii) No Credit Party shall have any outstanding Indebtedness, other than Permitted Indebtedness and the Indebtedness to be paid off with the proceeds of the Initial Issuance, and each Purchaser shall have received evidence of the foregoing reasonably satisfactory to it, including payoff letters from each creditor of any such Indebtedness other than Permitted Indebtedness.

(iii) All waivers, approvals or consents of Governmental Authorities or other third parties as may be required by law or under contract to consummate the Closing Date Transactions (including any necessary stockholder agreements, consents or waivers required in connection with the issuance of the Warrants) shall have been obtained and each Purchaser shall have received evidence of the foregoing satisfactory to it.

(h) Fees and Expenses. The Company shall have paid the fees, expenses and other amounts payable to LB I Group Inc., or on its behalf, upon the Initial Issuance, as provided in the Term Sheet, including reimbursement of legal counsel to LB I Group Inc., as provided therein.

(i) Representations and Warranties. At the time of the Closing, both before and after giving effect to the Closing Date Transactions, the representations and warranties of the Credit Parties in this Agreement and the other Related Documents shall be true and correct.

(j) Performance; No Default. Each Credit Party shall have performed and complied with all agreements and conditions contained in this Agreement and the other Related Documents required to be performed or complied with by it prior to or at the Closing and, immediately before, and after taking into account the effect of, the Closing Date Transactions, no Default shall have occurred and be continuing.

(k) No Materially Adverse Effect. Nothing has occurred since December 31, 2006, which had, or could reasonably be expected to have, a Materially Adverse Effect, both before and after giving effect to the Closing Date Transactions.

(l) Additional Materials. Each Purchaser shall have received such materials as it may have requested pursuant to Section 5.1(g).

(m) No Violation. The funding of the Loans at the Closing will not contravene any Applicable Law applicable to such Purchaser.

Section 2.2 Conditions to Additional Advances.

Each Purchaser’s Commitment to make Additional Advances on each Additional Advance Date is subject to the fulfillment to such Purchaser’s reasonable satisfaction of the following conditions:

(a) Initial Issuance. The Initial Issuance shall have occurred.

(b) Notice of Borrowing. The Purchasers shall have received a duly completed Notice of Borrowing with respect thereto.

(c) Net Revenues. The net revenues of the Company and its consolidated Subsidiaries for the most recently ended four consecutive quarterly accounting periods as shown in the Form 10-Ks or Form 10-Qs filed from time to time by the Company with the SEC shall be at least $45,000,000; provided that, during any period in which any such form is delinquent or delayed (or the Company ceases to report its results of operations to the SEC), this condition shall be deemed to not be satisfied.

(d) No Optional Prepayment. The Company shall not have prepaid any amount of the outstanding Notes pursuant to Section 6.2.

(e) Representations and Warranties. Each representation and warranty made by a Credit Party in this Agreement and the other Related Documents shall be true and correct at and as of the time of such Additional Advance, both with and without giving effect thereto and to the application of the proceeds thereof.

(f) Absence of Default. No Default shall have occurred and be continuing at the time such Additional Advance is to be made or would result from the making of such Additional Advance or from the application of the proceeds thereof.

(g) Additional Materials. Each Purchaser shall have received such materials as it may have requested pursuant to Section 5.1(g).

(h) No Violation. The funding of such Additional Advance will not contravene any Applicable Law applicable to such Purchaser.

Section 2.3 Representation as to Satisfaction of Conditions. The Company shall be deemed to have made a representation and warranty as of the Closing that the conditions specified in Section 2.1 have been fulfilled as of the Closing and, as of each Additional Advance Date, that the conditions specified in Section 2.2 have been fulfilled as of such Additional Advance Date. Each Purchaser shall have the right to refuse to fund any Loan requested to be made at the Closing or any Additional Advance Date if the Company makes any disclosure that a condition specified in Section 2.1(i), Section 2.1(j), Section 2.2(e), or Section 2.2(f) will not be fulfilled as of the Closing or such Additional Advance Date, as the case may be.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents to the Purchasers that, as of the Agreement Date, at the Closing, both before and after giving effect to the Closing Date Transactions, and on each Additional Advance Date, both before and after giving effect to the Additional Advance to be made on such date and the application of the proceeds thereof:

Section 3.1 Organization; Power and Authority. Each Credit Party is a corporation duly organized, validly subsisting or existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business in the jurisdictions listed in Schedule 3.1, which are all jurisdictions in which the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. Each Credit Party has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and/or the other Related Documents to which it is a party, and to perform the provisions hereof and thereof.

Section 3.2 Authorization, Etc. This Agreement and the other Related Documents, and in the case of the Company, the Loans under the Notes, have been duly authorized by all necessary corporate action on the part of each Credit Party signatory thereto, and each of this Agreement and such other Related Documents constitutes, and upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the each such Credit Party, as applicable, enforceable against such Credit Party, respectively, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3 Disclosure. This Agreement, the documents, certificates, and other writings delivered to the Purchasers by or on behalf of the Company and the other Credit Parities in connection with the transactions contemplated hereby and the financial statements listed in Schedule 3.5, taken as a whole (for the avoidance of doubt, together with all such documents, certificates, and other writings so delivered on or prior to the time this representation is made or deemed made) do not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not materially misleading in light of the circumstances under which they were made or deemed made. Since December 31, 2006, there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, except changes that individually or in the aggregate did not, or would not reasonably be expected to, have a Materially Adverse Effect. There is no fact known to any Credit Party that has had, or could reasonably be expected to have, such a Materially Adverse Effect that has not been set forth herein or in the other documents, certificates, and other writings delivered to the Purchasers by or on behalf of the Credit Parties specifically for use in connection with the transactions contemplated hereby.

Section 3.4 Capitalization; Subsidiaries.

(a) The authorized capital stock of the Company consists of:

(i) 100,000,000 shares of Common Stock and 19,998,100, shares of of preferred stock (the “Preferred Stock”). All issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

(ii) The Company has reserved: (A) 3,357,696 shares of Common Stock for issuance in connection with grants of equity awards under its e2quity compensation plans, (B) 115,006 shares of Common Stock for issuance in connection with the Company’s Employee Stock Purchase Plan, (C) 1,100,787

shares of Common Stock for issuance upon the exercise of outstanding warrants, (D) 1,466,276 shares of Common Stock issuable upon the exercise of the Warrants, (E) 7,136,743 shares of Common Stock issuable upon the exercise of outstanding options, and (F) 272,249 shares of Common Stock issuable under outstanding restricted stock units. Except for the Warrants, outstanding options to purchase 7,136,743 shares of Common Stock, outstanding warrants to purchase 1,100,787 shares of Common Stock, outstanding restricted stock units entitling the holders thereof to purchase 272,249 shares of Common Stock, the potential obligation to issue on an annual basis up to an aggregate of 60,000 shares of Common Stock (to be issued directly or upon exercise of options to purchase Common Stock) as consideration for services rendered under consulting agreements, the potential issuance of options to purchase Common Stock to the Company’s sales representatives for meeting quarterly sales quotas and equity grants issuable to members of the Company’s board of directors in consideration for serving as directors, (i) no person has the right to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock of the Company or other equity interests of the Company, and (ii) there are no outstanding rights of first refusal, preemptive rights, phantom stock, stock appreciation rights or other rights, warrants, options, conversion privileges, subscriptions, or other rights or agreements, either directly or indirectly, to purchase or otherwise acquire or issue any equity securities of the Company.

(b) Schedule 3.4 includes a complete and correct list of the authorized and issued and outstanding capital stock of the Company and each direct and indirect Subsidiary of the Company on the Agreement Date. All of the outstanding shares of capital stock of the Company and each such Subsidiary are validly issued and outstanding and fully paid and nonassessable, other than the common stock of Vita Special Purpose Corp., which has been pledged by Vita Licensing, Inc (“Vita Licensing”) to Paul Capital Royalty Acquisition Fund, L.P. (“PCRAF”) pursuant to the terms of hat certain Pledge Agreement, dated as of October 2001, made by Vita Licensing in favor of PCRAF, and which pledge is being terminated on the Closing date in connection with the RST I Royalty Repurchase. All such shares are owned by the Company or Subsidiary set forth on said Schedule free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 3.4 or disclosed in Section 3.4(a), there are no outstanding commitments or other obligations of the Company or any such Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any such Subsidiary.

Section 3.5 Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 3.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 3.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by each Credit Party of the Related Documents to which each such Credit Party is a party, including the Notes and the Warrants, will not violate, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) in respect of any property of such Credit Party under, (a) any indenture, mortgage, deed of trust, loan, purchase agreement, credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Credit Party is bound or by which any Credit Party or any of their respective properties may be bound or affected, (b) any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Credit Party or (c) any statute or other rule or regulation of any Governmental Authority applicable to any Credit Party, in each case except to the extent as would not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

Section 3.7 Governmental Authorizations, Etc. Except as disclosed in Schedule 3.7, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by each Credit Party of the Related Documents to which each such Credit Party is a party, including, without limitation, in the case of the Company, the Notes and the Warrants.

Section 3.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as disclosed in Schedule 3.8, there are no investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting any Credit Party or the property of any Credit Party in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

(b) No Credit Party is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any Applicable Law (including, without limitation, Environmental Laws), which default or violation, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

Section 3.9 Taxes. Each Credit Party has filed all tax returns that are required to have been filed by it in any jurisdiction or has filed for extensions of time for the filing thereof, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable, are not subject to any allowed extension and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Credit Party has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of each Credit Party in respect of its respective Federal, state or other taxes for all fiscal periods are adequate for the amount of such Credit Party’s reasonably contemplated tax liability. Except as disclosed in Schedule 3.9, the Federal income tax liabilities of each Credit Party have been determined and paid for all fiscal years up to and including the fiscal year ended December 31, 2005.

Section 3.10 Title to Property; Leases. The Credit Parties have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheets referred to in Section 3.5 or purported to have been acquired by the Credit Parties after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens. All Material leases entered into by a Credit Party are valid and subsisting and are in full force and effect.

Section 3.11 Intellectual Property, Licenses, Permits, Etc.

(a) Schedule 3.11 sets forth all of the Credit Parties’ patents and patent applications, in-bound patent licenses, trademarks and trademark applications, in-bound trademark licenses, copyrights and copyright applications and in-bound copyright licenses, including the description thereof, the name of the registered owner, the jurisdiction of such registration and the registration number (collectively, the “IP Rights”).

(b) Except as disclosed in Schedule 3.11:

(i) the Company and its Subsidiaries own or possess the IP Rights, without conflict with the rights of others;

(ii) to the best knowledge of the Company, no Product of the Company or its Subsidiaries infringes on any license, patent, copyright, service mark, trademark, trade name or other intellectual property right owned by any other Person; and

(iii) to the best knowledge of the Company, there is no known violation by any Person of any right of the Company or any of its Subsidiaries with respect to any IP Rights.

Section 3.12 Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all Applicable Laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Materially Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not reasonably be expected to be, individually or in the aggregate, Material.

(b) Neither the Company nor any ERISA Affiliate (or any predecessor of the Company or any ERISA Affiliate) has ever maintained, contributed to, or had any obligation under any employee benefit plan subject to Title IV of ERISA or Section 412 of the Code, including, without limitation, any multiemployer pension benefit plan (as defined in section 3(37) of ERISA).

(c) Neither the Company nor any ERISA Affiliate (or any predecessor of the Company or any ERISA Affiliate) has ever maintained, contributed to, or had any obligation under any post-retirement benefit plan.

(d) Assuming that the representations and warranties of the Purchasers set forth in Section 4.1(e) are true and correct, the execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(l)(A)-(D) of the Code.

Section 3.13 Private Offering by the Company. Assuming that the representations and warranties of the Purchasers set forth in Section 4 are true and correct, the offering, issuance and delivery of the Notes, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the “Securities”) are exempt from the registration requirements of the Securities Act and the rules and regulations thereunder, and, except for the federal and state filings set forth in Schedule 3.7, it is not necessary to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority in connection therewith.

Section 3.14 Use of Proceeds. The Company will use the proceeds of the Initial Issuance to effect the RST I Royalty Repurchase, to repay all amounts owed to the Purchasers under the GECC Financing and other Indebtedness of the Credit Parties. The Company will also use the proceeds of the Initial Issuance, and will use the proceeds of the Additional Advances, to expand the Company’s sales force, to develop and from time to time acquire new products, and for other general business purposes of the Company, including capital expenditures. No Credit Party is engaged principally or as one of its activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. None of the proceeds of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for any other purpose which might cause any of the Notes under this Agreement to be considered a “Purpose Credit” within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve Board.

Section 3.15 Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 3.15(a) sets forth a complete and correct list of all outstanding Indebtedness of each Credit Party as of the date of Closing, after giving effect to the Closing Date Transactions. No Credit Party is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Credit Party and no event or condition exists with respect to any Indebtedness of such Credit Party that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 3.15(b), no Credit Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Liens.

Section 3.16 Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is or will become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

Section 3.17 Status under Certain Statutes. No Credit Party is an “investment company” registered or required to be registered subject to regulation under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

Section 3.18 Environmental Matters. Except as otherwise disclosed in Schedule 3.18:

(a) the Company has no knowledge of any claim, has received no notice of any claim, and no proceeding has been instituted raising any claim against any Credit Party or any real properties now or formerly owned, leased or operated thereby, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Materially Adverse Effect;

(b) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any Credit Party or to other assets of the Credit Parties or their use, except, in each case, such as would not reasonably be expected to result in a Materially Adverse Effect;

(c) no Credit Party has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Materially Adverse Effect; and

(d) all buildings on all real properties now owned, leased or operated by any Credit Party are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Materially Adverse Effect.

Section 3.19 Solvency. As of the date of this Agreement, at the Closing, both before and after giving effect to the Closing Date Transactions, and at the time of each Additional Advance, each Credit Party: (a) owns assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay its probable liabilities as they mature; (b) has capital that is not unreasonably small in relation to its businesses as presently conducted or any undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. For purposes of this Section 3.19, in computing the amount of contingent liabilities of any Credit Party at any time, it is intended that such liabilities will be computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability of such Credit Party.

Section 3.20 Status of Security Interest. The Collateral Documents create in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral. When financing statements describing the Collateral that is the subject of a particular Collateral Document, in each case naming the Collateral Agent as the secured party and each Credit Party that is a party to such Collateral Document, as the debtor, have been filed in the places set forth in such Collateral Document, the Collateral Agent will have a fully perfected first priority Lien on, and security interest in, the such Collateral in which a security interest may be perfected by such filing, subject only to Permitted Liens.

SECTION 4. REPRESENTATIONS OF THE PURCHASERS.

Section 4.1 Representations to the Company. Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to its purchase of its Note and Warrant as follows:

(a) Such Purchaser is purchasing the Note and Warrant for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and, in any case, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing such Note and Warrant. Such Purchaser has not been formed for the purpose of investing such Note and Warrant.

(b) Such Purchaser understands that the Note and Warrant that such Purchaser is purchasing have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein.

(c) Such Purchaser further acknowledges and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and the Securities may be imprinted with a legend indicating such restrictions on the transferability thereof.

(d) Such Purchaser understands that the Securities are presently characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(e) Such Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the Purchase Price of the Notes to be purchased by such Purchaser hereunder:

(i) if such Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by such company in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with such company’s fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

(ii) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption (“PTE”) 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iii) the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 10% or more interest in the Company and (x) the identity of such QPAM and (y) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or

(iv) the Source is a governmental plan; or

(v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

(vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 4.1, the terms “employee benefit plan,” “governmental plan,” “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 4.2 Exculpation of the Purchasers. Each Purchaser acknowledges that it is not relying upon any Person (including the Collateral Agent or any other Purchaser), other than the Credit Parties and their respective officers (acting in their respective capacities as representatives of the Credit Parties), in deciding to invest and in making its investment in the purchase of the Notes and Warrants. Each Purchaser agrees that none of the Collateral Agent, any other Purchaser, or any of their respective controlling Persons, officers, directors, partners, agents or employees shall be liable to such Purchaser for any losses incurred by such Purchaser in connection with its purchase of the Notes and Warrants.

SECTION 5. INFORMATION AS TO THE COMPANY.

Section 5.1 Financial and Business Information. The Company agrees to deliver to each Purchaser:

(a) Monthly Statements. If requested by any Purchaser, prior to the end of any calendar month, or within 15 days of such request, whichever is longer, copies of:

(i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of the immediately preceding calendar month, and

(ii) consolidated and consolidating statements of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for the immediately preceding month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

(b) Quarterly Statements. If requested by any Purchaser, within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:

(i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated and consolidating statements of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

(c) Annual Statements. If requested by any Purchaser, within 90 days after the end of each fiscal year of the Company, copies of,

(i) a consolidated and consolidating balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated and consolidating statements of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances. The reports in this clause (c) shall be accompanied by any management letter prepared by the above-referenced accountants.

(d) Notice of Default. Promptly, and in any event within five Business Days after the chief financial officer or controller of the Company becomes aware of the existence of any Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 9(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Notices of Certain Adverse Events. Promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice regarding: (i) the occurrence of any event or circumstance which has had or could reasonably be expected to have a Materially Adverse Effect, (ii) the occurrence of any event or circumstance which is a matured and un-waived material default under any third party agreement entered into by the Company or any of its Subsidiaries that is Material, (iii) the institution of any action, suit, proceeding, governmental investigation or arbitration which exposes the Company or any of its Subsidiaries to a liability that is Material, and (iv) the receipt by the Company or any Subsidiary of any communications regarding potential or actual Material defaults (whether waived or not) on any Indebtedness that is Material; and

(f) Requested Information. With reasonable promptness, such other materials, data and information relating to the business, operations, affairs, financial condition, properties or prospects of the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Purchaser in order to enable such Purchaser to monitor the Company and the Collateral.

(g) Operating Plan and Budget. As soon as available, and in any event within 30 days after the later to occur of (i) the end of each fiscal year of the Company, and (ii) the date on which the Company’s board of directors approves the Company’s consolidated and consolidating budget for the next fiscal year, a copy of such budget, which shall show the Company’s projected consolidated and consolidating revenues, expenses, and balance sheet on a quarterly basis, in a form consistent with the budgets of the Company delivered to the Purchasers prior to the Agreement Date.

Section 5.2 Officer’s Certificate. Each set of financial statements delivered to a Purchaser pursuant to Section 5.1(a), 5.1(b), or 5.1(c) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence of a Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 5.3 Inspection. The Company shall, and shall cause each Subsidiary to, permit the representatives of each Purchaser to visit and inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies (in reasonable quantities), at the expense of such Purchaser, of the books of accounts and other financial records of the Company and each Subsidiary thereof, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by the Company’s employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss with the Purchasers the finances and affairs of the Company and its Subsidiaries so long as consent has been given thereby when required by this Section 5.3), in each case, at such reasonable times and reasonable intervals during normal business hours upon reasonable prior notice; provided, however, that if no Default exists under this Agreement or any other Related Document, such inspections shall be limited to no more than two (2) per fiscal year of the Company.

Section 5.4 Executive Management Access. The Company shall cause the Chief Executive Officer and the Chief Financial Officer of the Company to meet with the Purchasers promptly upon the Purchasers’ request therefor once during each fiscal quarter of the Company, and more frequently, if reasonably requested by the Purchasers.

SECTION 6. PREPAYMENT OF THE NOTES.

Section 6.1 Required Prepayments. In addition to paying the remaining outstanding principal amount and the interest due on the Notes on the Maturity Date or upon acceleration of the Notes pursuant to Section 10, if a Mandatory Prepayment Event occurs, the Company agrees as follows: Promptly upon the consummation of such Mandatory Prepayment Event, the Company shall give the Purchasers written notice of such Mandatory Prepayment Event with a description in reasonable detail of such Mandatory Prepayment Event including, the calculation of the Net Proceeds received in connection therewith and, for each Purchaser, the amount of such Purchaser’s Pro Rata Portion of such Net Proceeds and the Make-Whole Amount. The Net Proceeds and the Make-Whole Amount received by the Company or any of its Subsidiaries in connection with such Mandatory Prepayment Event shall be forthwith applied to the outstanding principal balance of the Notes.

Section 6.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of the Notes, in a minimum amount not less than $2,000,000 and in increments of at least $1,000,000 in excess of such minimum, in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each Purchaser written notice of each optional prepayment under this Section 6.2 not less than five (5) days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Purchaser to be prepaid, and the interest and Make-Whole Amount, if any, to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of the Senior Financial Officer specifying the computation of the Make-Whole Amount due in connection with such prepayment and setting forth the details of such computation. In the case of each partial prepayment of the Notes made pursuant to this Section 6.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 6.3 Maturity, Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 6, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such prepayment date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

SECTION 7. AFFIRMATIVE COVENANTS.

The Company covenants, jointly and severally, that so long as any of the Notes are outstanding and the Commitments have not been terminated:

Section 7.1 Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all Applicable Laws to which each of them is subject, including, without limitation, Environmental Laws, and to obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect.

Section 7.2 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of similarly situated entities of established reputations engaged in the same or a similar business and similarly situated. The Collateral Agent shall be named as “Purchaser’s loss payee” on all insurance policies relating to any Collateral and as “additional insured” under all liability policies (except Directors’ and Officers’ Insurance, automobile insurance, workers’ compensation, fiduciary liability and employment practices), in each case pursuant to appropriate endorsements in form and substance reasonably satisfactory to the Collateral Agent.

Section 7.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to maintain or keep, or the discontinuance of the operation of, such properties could not reasonably be expected to have a Materially Adverse Effect.

Section 7.4 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien (other than Liens permitted by Section 8.3) on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or charge or claim if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

Section 7.5 Corporate Existence, Etc. Subject to Section 8.2, the Company will, and will cause each of its Subsidiaries to, and the Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence and the corporate existence of each of such Subsidiary and all rights and franchises of the Company and such Subsidiaries, and engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date.

Section 7.6 Minimum Cash Balance. The Company will at all times maintain a minimum cash balance at least equal to 25% of the then outstanding principal amount on the Notes (such amount, the “Minimum Required Amount”) in a separate interest-bearing deposit or other similar demand investment account that is pledged to the Collateral Agent for the benefit of the Purchasers as collateral security for the prompt and full payment of the Notes and which such account is subject to a control account agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the applicable financial intermediary where such account is held and the Collateral Agent (such account, the “Cash Maintenance Account”). Until exercise by the Collateral Agent of its control rights as hereinafter provided, the Company shall have the right to withdraw amounts from the Cash Maintenance Account without the consent of the Collateral Agent. If at any time the cash balance in the Cash Maintenance Account falls below an amount equal to 40% of the outstanding principal amount on the Notes at such time, then, within five Business Days thereafter, the Company shall provide to, and maintain in favor of, the Collateral Agent for the benefit of the Purchasers, one or more direct pay letters of credit (such letters of credit, “Collateral L/Cs”) having at all times an aggregate stated amount at least equal to the Minimum Required Amount. The Collateral L/Cs shall be in form and substance, and issued by commercial banks located in the United States, satisfactory to the Collateral Agent. Without limiting the foregoing, each Collateral L/C shall (i) have a tenor of at least 364 days and (ii) shall provide that it may not be terminated without the consent of the Collateral Agent and that it may been drawn by the Collateral Agent upon certification that such drawing is permitted under this Section 7.6 or if such Collateral L/C has not been extended within thirty days of its expiry date. In the event that the Purchaser fails to provide or maintain Collateral L/Cs as required hereunder, or during the occurrence of a Default, the Collateral Agent may exercise its control rights over the Cash Maintenance Account and/or draw under any Collateral L/Cs and apply the proceeds thereof in accordance with the applicable provisions of the Collateral Documents. Delivery and maintenance of Collateral L/Cs complying with the terms of this Section 7.6 shall be in lieu of, and deemed to satisfy the requirements of the first sentence hereof. If, after delivery and maintenance by the Company of Collateral L/Cs at all times in compliance with this Section 7.6, (y) the cash balance in the Cash Maintenance Account is restored to an amount greater than or equal to the Minimum Required Amount and such amount is maintained for a period of 30 consecutive days, and (z) no Default shall have occurred or been continuing during such 30 day period, then the Collateral Agent shall consent to the termination of the Collateral L/Cs, and the rights and obligations of the Company and the Collateral Agent under this Section 7.6 shall be restored as if cash in the Minimum Required Amount were at all times maintained in the Cash Maintenance Account.

Section 7.7 Subsidiary Documentation. Except for the transaction described in and permitted under Section 8.5(c), in connection with and within five Business Days of the creation, acquisition and/or capitalization by the Company or any Subsidiary of the Company of a new Subsidiary (a “New Subsidiary”) on or after the Agreement Date, the Company will, and will cause each of its Subsidiaries to, and the Company will, and will cause each Subsidiary to, satisfy the following requirements:

(a) In the case of a New Subsidiary which is a Domestic Subsidiary, deliver to the Collateral Agent the following documentation, instruments and agreements, in each case, evidencing a first priority perfected security interest and in form and substance reasonably satisfactory to the Collateral Agent:

(i) a Company Pledge Agreement or a Subsidiary Pledge Agreement, as applicable, executed by the Company or the Subsidiary that is the parent of such New Subsidiary, together with the related stock certificates, if any, stock powers and similar documentation reasonably required by the Collateral Agent to attach and perfect a security interest in 100% of the capital stock or similar ownership interests of the New Subsidiary as collateral security for the prompt and full payment and performance of the Obligations;

(ii) a Subsidiary Guaranty Agreement executed by the New Subsidiary guaranteeing the prompt and full payment of the Obligations;

(iii) a Security Agreement Joinder, substantially in the form attached as Exhibit B to the Security Agreement, mortgage, deed of trust and/or intellectual property security agreement executed by the New Subsidiary as reasonably required by the Collateral Agent in order to properly attach and perfect (as applicable) a security interest in all of the property of the New Subsidiary (other than property constituting ownership interests of a Foreign Subsidiary, which shall be subject to the provisions of Section 7.7(b) below) as collateral security for the prompt and full payment of the Obligations; and

(iv) authorization from the New Subsidiary to file any necessary UCC financing statements and other similar documents or instruments required to perfect any security interests granted pursuant to clause (iii) above.

(b) In the case of a New Subsidiary which is a Foreign Subsidiary, deliver to the Collateral Agent a Company Pledge Agreement or a Subsidiary Pledge Agreement executed by the parent of such New Subsidiary, together with the related stock certificates, if any, stock powers and similar documentation reasonably required by the Collateral Agent to attach and perfect a security interest in 65% of the capital stock or similar ownership interests of the New Subsidiary as collateral security for the prompt and full payment and performance of the Obligations.

Section 7.8 Perfection and Maintenance of Security Interests. The Company will, and will cause each of its Subsidiaries to, perform any and all steps requested by the Collateral Agent to perfect, maintain and protect the Collateral Agent’s security interests in and against all Collateral granted under any Collateral Document other than the European Collateral, including, without limitation, (a) authorizing the Collateral Agent to file financing or continuation statements, or amendments thereof, (b) delivering to the Collateral Agent all certificates, notes and other instruments representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed or are accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (c) at the direction of the Collateral Agent, delivering to the Collateral Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued, (d) after the occurrence and during the continuance of an Event of Default, and only to the extent permitted by Applicable Law, transferring inventory and equipment (as defined in the UCC) constituting part of the Collateral to warehouses designated by the Collateral Agent or taking such other steps as are deemed necessary by the Collateral Agent to maintain its control of the inventory and equipment, and (e) executing and delivering all further instruments and documents, and taking all further action as the Collateral Agent may reasonably request.

SECTION 8. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding and the Commitments have not been terminated:

Section 8.1 Limitations on Indebtedness. The Company will not, and will not permit its Subsidiaries to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, other than Permitted Indebtedness.

Section 8.2 Mergers, Consolidations and Dispositions. The Company will not, and will not permit its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of any part of its property, including a disposition of property as part of a sale and leaseback transaction; provided, however, that this Section 8.2 shall not apply (in the case of clauses (h) and (i), if no Default shall have occurred and be continuing both immediately before and after the transactions described therein) to or prevent the Company or any of its Subsidiaries from:

(a) selling Inventory in the ordinary course of its business;

(b) selling, transferring or otherwise disposing of worn-out, obsolete or surplus property or property no longer useful or necessary to the operation of the business of the Company or its Subsidiaries;

(c) entering into Permitted Licensing Agreements;

(d) selling, transferring or otherwise disposing of any property from the Company or any Subsidiary of the Company (other than the Company) to the Company or any Wholly-owned Subsidiary of the Company (other than the Company) that is a Domestic Subsidiary;

(e) selling, transferring or otherwise disposing of Excluded Assets;

(f) selling, transferring or otherwise disposing of property not otherwise permitted hereunder having an aggregate fair market value of $2,000,000; or

(g) consummating the Reverse Stock Split;

(h) following the consummation of the Closing Date Transactions, taking such action as may be necessary under Applicable Law to merge or consolidate some or all of the Domestic Subsidiaries into the Company (each a “Merged Subsidiary”), in the unfettered exercise of the Company’s and the applicable Subsidiary’s business judgment, whereupon (a) all property of any such Merged Subsidiary (the “Liquidation Distribution”) shall become the property of Borrower, and (b) the Liquidation Distribution shall become part of the Collateral subject to the Lien of the Collateral Agent; and

(i) the transaction described in and permitted under Section 8.5(c).

Section 8.3 Limitation on Liens. The Company will not, and will not permit its Subsidiaries to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property, whether now owned or hereafter acquired, or upon any income or profits therefrom, other than Permitted Liens.

Section 8.4 Restricted Payments. The Company will not, and will not permit its Subsidiaries to, except as hereinafter provided: declare or pay any dividends (other than dividends payable solely in capital stock of the Company), either in cash or property, on any shares of its capital stock of any class; directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; voluntarily prepay any unsecured Permitted Indebtedness; or make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; provided, however, that the foregoing shall neither apply to nor operate to prevent any Subsidiary of the Company from making a dividend or similar distribution to the Company or any Domestic Subsidiary thereof; and, provided further that the foregoing shall not prohibit the Company from consummating the Reverse Stock Split.

Section 8.5 Subsidiaries, Acquisitions and Investments

(a) Except as permitted pursuant to Section 8.5(c), the Company will not, and will not permit its Subsidiaries to, create or capitalize any Subsidiary after the Agreement Date, enter into any transaction or series of related transactions in which it acquires all or any significant portion of the assets or capital stock (or other similar equity interests) of another Person, other than the RST I Royalty Repurchase, or make any other Investments other than Permitted Investments; provided, however, that this Section shall neither apply to nor operate to prevent the Company or any of its Subsidiaries from creating and capitalizing a Subsidiary that is a Domestic Subsidiary, acquiring all or a significant portion of the assets of any Person or acquiring all or a significant portion of the capital stock (or other similar equity interests) of another Person if (i) the Company and its Subsidiaries comply with the requirements set forth in Section 7.7 in respect of any New Subsidiary created, and (ii) no Default otherwise exists as of the time of the creation or capitalization of any such New Subsidiary.

(b) For purposes of this Section 8.5, at any time when a Person becomes a Subsidiary, all Investments of such Person at such time shall be deemed to have been made by such Person, as a Subsidiary, at such time, which Investments, in turn, shall be subject to the limitations of this Section 8.5, including, for the avoidance of doubt, any exceptions set forth herein.

(c) The parties to this Agreement acknowledge, consent and agree that, following the consummation of the Closing Date Transactions, the Excluded Assets shall be transferred, assigned and conveyed from the Company and any Domestic Subsidiary owning the Excluded Assets to Vita SPC II, and such transfer, assignment and conveyance is expressly permitted pursuant to the terms of this Agreement.

Section 8.6 Transactions with Affiliates. The Company will not, and will not permit its Subsidiaries to, enter into or be a party to any transaction or arrangement with any Affiliate other than the Company or any Domestic Subsidiary of the Company that is a Wholly-owned Subsidiary (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), other than the Excluded Asset License and transactions permitted under Section 8.2(d), except upon fair and reasonable terms not materially less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the Company may enter into or be a party to any such transaction or arrangement if the fair market value thereof, together with all other such transactions effected during the same fiscal year, does not exceed $120,000, and, together with all other such transactions effected on or after the Agreement Date, does not exceed $600,000.

Section 8.7 Corporate Documents. The Company shall not, and shall not permit its Subsidiaries to, amend, supplement or otherwise modify its respective certificate of incorporation, bylaws or constituent agreements as in effect on the Agreement Date in any manner that is adverse to the interests of the Purchasers.

Section 8.8 ERISA. Neither the Company nor any ERISA Affiliate shall establish, assume or become obligated to contribute to any employee benefit plan subject to Title IV of ERISA or Section 412 of the Code.

SECTION 9. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal on any Note or the Make-Whole Amount, if any, when the same becomes due and payable, whether on the Maturity Date or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note or any amount other than those described in paragraph (a) of this Section 9 for more than three Business Days after the same becomes due and payable; or

(c) (i) the Company defaults in the performance of or compliance with any term contained in Section 5.1(d), 5.2, 7.5, or 8 or (ii) any Credit Party defaults in the performance or compliance with any of the following Collateral Documents to with it is a party: (A) (1) Section 1.02 and 3.01 (insofar as such Section requires the preservation of the corporate existence of such Credit Party), 3.03, 4.01 and 4.02, 4.05, 4.06, 4.09, 4.10, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, of the Security Agreement; (2) Sections 2, 4, 5, 6, 7, and 14 of the Company Pledge Agreement or a Subsidiary Pledge Agreement, or (3) Section 2.06 and 2.07 (insofar as such Section requires the preservation of the corporate existence of such Credit Party) of any Subsidiary Guaranty Agreement; or

(d) any Credit Party defaults in the performance of or compliance with any term contained this Agreement (other than those referred to in paragraphs (a), (b) and (c) of this Section 9) or any other Related Document and such default is not remedied within 30 days after the occurrence thereof (other than Sections 4.13 and 4.14 of the Security Agreement); or

(e) any representation or warranty made in writing by or on behalf of any Credit Party or by any officer of a Credit Party in this Agreement, any other Related Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect on the date as of which made or deemed made; or

(f) (i) the Company or any of its Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the purchaser of Indebtedness to convert such Indebtedness into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,500,000, or (2) one or more Persons have the right to require the Company or any Subsidiary to purchase or repay such Indebtedness; or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 30 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $1,500,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(j) a Change in Control shall have occurred; or

(k) any event or circumstance shall occur that has a Materially Adverse Effect; or

(l) except as permitted under any Related Document, any provisions of this Agreement or any other Related Document shall for any reason cease to be valid, binding and enforceable against the Company or any of its Subsidiaries subject to such Related Documents for any reason, or the Company or any of its Subsidiaries shall so assert, or any Lien created by this Agreement or other Related Document on any Collateral shall at any time fail to constitute a valid and, in the case of all Collateral other than the European Collateral, perfected, first priority Lien subject to no prior or equal Lien on any portion of the Collateral purported to be the subject of such Lien.

SECTION 10. REMEDIES ON DEFAULT, ETC.

Section 10.1 Acceleration.

(a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 9 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any Event of Default other than those set forth in Section 10.1(a) has occurred and is continuing, the Super-Majority Purchasers may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) At any time that the Notes become due and payable under this Section 10.1, whether automatically or by declaration, each Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) in the event that the Notes have become due by reason of an Event of Default described in Sections 9(a), (b), (g), (h) or (j), the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by Applicable Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Purchaser has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default described in Sections 9(a), (b), (g), (h) or (j), is intended to provide compensation for the deprivation of such right under such circumstances.

Section 10.2 Other Remedies. If any Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the Purchaser of any Note at the time outstanding may proceed to protect and enforce the rights of such Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 10.3 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of the Collateral Agent or any Purchaser in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon the Collateral Agent or any Purchaser shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 13, the Company will pay to the Collateral Agent and to each Purchaser on demand such further amount as shall be sufficient to cover all reasonable costs and expenses thereof incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 11. REGISTRATION; TRANSFER; SUBSTITUTION OF NOTES.

Section 11.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Purchaser and each transfer of all or any portion of the Notes shall be registered in such register. Prior to due presentment for registration of transfer of any Note (together with a duly completed Assignment and Assumption), the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Register shall be available for inspection by any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

Section 11.2 Transfer of Notes. Any Purchaser may at any time assign all or a portion of its rights and obligations under this Agreement, including all or a pro rata portion of its Notes, Warrants and Commitment); provided that (i) except in the case of an assignment of all of the Notes, Warrants and Commitment of a Purchaser, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Purchaser subject to each such assignment shall not be less than $5,000,000; provided, however, that there shall not be, at any time or from time to time, more than nine (9) Purchasers of the Notes; (ii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Purchaser’s rights and obligations under this Agreement (including the Commitment), the Note and the Warrants of such Purchaser; (iii) so long as no Default shall have occurred and be continuing at the time of such assignment, the consent of the Company shall be required for any such assignment other than any assignment by a Purchaser to an Affiliate of such Purchaser; and (iv) the parties to each assignment shall execute and deliver to the Company an Assignment and Assumption. From and after the effective date of each such assignment (specified in such Assignment and Assumption), the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Purchaser under this Agreement, and the assigning Purchaser thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.1, 20.9 and 20.10 with respect to facts and circumstances occurring prior to the effective date of such assignment.

Section 11.3 Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 11.4 Securitization. The Company hereby acknowledges that Purchasers and their permitted transferees may sell or securitize the Obligations (a “Securitization”) owing thereto through the pledge of the Obligations as collateral security for loans to such holders or their permitted transferees or through the sale of the right to payment on the Obligations or the issuance of direct or indirect undivided interests in the Obligations. The Company shall cooperate with such Purchasers to effect any proposed Securitization including, without limitation, by providing such information as may be reasonably requested by the holders in connection with the rating of the Obligations by a nationally recognized ratings agency in connection with the Securitization.

SECTION 12. PAYMENTS ON NOTES.

Section 12.1 Place of Payment. Subject to Section 12.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made to the account or accounts designated in writing by each Purchaser.

Section 12.2 Home Office Payment. Notwithstanding anything contained in Section 12.1 or in any Note to the contrary, the Company will pay all sums becoming due on the Note held by Persons who are Purchasers on the Agreement Date for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below the Purchaser’s name on Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated to the Company pursuant to Section 12.1. Prior to any sale or other disposition of any Note held by a Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section 12.2 to any Purchaser that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 12.2.

SECTION 13. EXPENSES, ETC.

Section 13.1 Fees; Transaction Expenses. The Company will pay (a) all fees due upon Closing under the Term Sheet; (b) 50% of all reasonable costs and expenses (including reasonable attorneys’ fees of Pillsbury Winthrop Shaw Pittman LLP, special counsel to certain of the Purchasers) incurred by the Purchasers in connection with the transactions contemplated hereby (subject to a maximum of $125,000 obligation of the Company with respect to such transactions), (c) all reasonable costs and expenses (including reasonable attorneys’ fees of a single law firm) incurred by the Collateral Agent or any Purchaser in connection with any amendments, waivers or consents under or in respect of this Agreement, any other Related Document including the Notes (whether or not such amendment, waiver or consent becomes effective), (d) the reasonable costs and expenses incurred by the Collateral Agent or any Purchaser in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Purchaser (including reasonable attorneys’ fees for all such holders), and (e) the reasonable costs and expenses incurred by the Collateral Agent or any Purchaser, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary. The Company will pay, and will hold each Purchaser and each other Purchaser harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by a Purchaser).

Section 13.2 Survival. The obligations of the Company under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Related Documents, the purchase or transfer by a Purchaser of any Note or Warrant, or portion thereof or interest therein, and the payment of any Note or the exercise of any Warrant, and may be relied upon by any subsequent Purchaser, regardless of any investigation made at any time by or on behalf of any Purchaser. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the other Related Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 15. AMENDMENT AND WAIVER.

Section 15.1 Requirements. The Related Documents may be amended, and the observance of any term thereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Credit Parties that are party thereto, in the case of the Related Documents described in Section 19.11(a), the Collateral Agent, and, in the case of all other Related Documents, the Super-Majority Purchasers, except that no such amendment or waiver may, without the written consent of each Purchaser affected thereby, (a) change the amount of such Purchaser’s Commitment, (b) change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (c) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (d) amend any of Sections 6.1, 9(a), 10.1(a) and (b), 15.1 or 18 or the definition of “Super-Majority Purchasers” set forth on Schedule B. Unless otherwise specified in such waiver, a waiver of any right under the Related Documents shall be effective only in the specific instance and for the specific purpose for which given.

Section 15.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each Purchaser promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Purchaser as consideration for or as an inducement to the entering into by any Purchaser of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Purchaser then outstanding even if such holder did not consent to such waiver or amendment.

Section 15.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 15 applies equally to all Purchasers and is binding upon them and upon each future Purchaser and upon the Company without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, or Default not expressly amended or waived, or impair any right consequent thereon. No course of dealing between the Company and any Purchaser nor any delay in exercising any rights under any Related Document shall operate as a waiver of any rights of the Collateral Agent or any Purchaser. As used herein, the terms “this Agreement” and “Related Documents” and references thereto shall mean this Agreement and the Related Documents as they may from time to time be amended or supplemented.

Section 15.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Purchasers holding a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries shall be deemed not to be outstanding.

SECTION 16. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopier if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as any Purchaser or it shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company or any Subsidiary, to the Company at Orthovita, Inc., Attention: Albert J. Pavucek, Jr., Chief Financial Officer, 77 Great Valley Parkway, Malvern, PA 19355, facsimile number: (610) 640-2603, with a copy to Duane Morris LLP, Attention: Richard A. Silfen, Esq., 30 South 17th Street, Philadelphia, PA 19103-4196, facsimile number (215) 979-1020 and to Orthovita, Inc., Attention: Christine J. Arasin, Vice President of Business Development and Corporate Counsel, 77 Great Valley Parkway, Malvern, PA 19355, facsimile number: (610) 640-2603, or at such other address as the Company shall have specified to the holder of each Note in writing.

Each notice and communication and any material to be given or delivered pursuant to the Related Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number, and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Super-Majority Purchasers to the Company under Section 10.1(b) given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Company, except that (x) notices of a change of address, telex, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received, and (y) notices, communications and materials to be given or delivered to the Collateral Agent or any Purchaser pursuant to Sections 1.4, 1.7, 5, 6.1, and 6.2 shall not be deemed given or delivered until received by the officer of the Purchaser responsible, at the time, for the administration of the Related Documents and designated in writing to the Company by such Purchaser.

SECTION 17. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes and Warrants themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 17 shall not prohibit the Company or any Purchaser from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 18. CONFIDENTIAL INFORMATION.

For the purposes of this Section 18, “Confidential Information” means information delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise obtained pursuant to this Agreement, including without limitation, any information obtained pursuant to any inspection performed by the Collateral Agent or any Purchaser pursuant to Section 5.3, that is proprietary in nature; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser without restriction prior to the time of such disclosure as evidenced by its written records, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary in a manner that does not, and is not alleged by the Company to, violate any Applicable Law or any other agreement applicable to such information, or (d) constitutes financial statements delivered to a Purchaser under Section 5.1 that are otherwise publicly available, except in the case of clause (a), (b), or (c), to the extent such information came from a source known to such Purchaser to be bound by an obligation of confidentiality to the Company as any of its Subsidiaries. Each Purchaser agrees (a) to maintain the confidentiality of all Confidential Information for a period of at least 2 years after payment in full of the Notes and termination of the Commitments in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered thereto, which procedures shall be at least as stringent as those used by such Purchaser with respect to its own confidential information, and (b) with the exception of any rights that such Purchaser has under this Agreement to sell, convey or otherwise dispose of the Warrants, that it will not trade any securities issued by the Company on the basis of material nonpublic inside information concerning the Credit Parties known to such Purchaser; provided that a Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes) who are bound to the terms of this Section 18 or are otherwise bound by a duty of confidentiality at least as restrictive as the terms of this Section 18, (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18, (iii) any other holder of any Note, (iv) any Person who is permitted to purchase a Note or Warrant from such Purchaser pursuant to the terms hereof or of the Notes or Warrants, as the case may be (but only if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (v) any Person from which a Purchaser offers to purchase any Note or Warrant of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to a Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under any Notes and this Agreement. Each Purchaser, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Purchaser of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 18.

SECTION 19. THE COLLATERAL AGENT.

Section 19.1 Appointment; Nature of Relationship. LB I Group Inc. is appointed by the Purchasers as the Collateral Agent hereunder and under each of the other Related Documents, and each of the Purchasers irrevocably authorizes the Collateral Agent (for so long as the Collateral Agent remains in such capacity under this Agreement) to act as the contractual representative of such Purchaser with only the rights and duties expressly set forth herein and in the other Related Documents. The Collateral Agent agrees to act as such contractual representative upon the express conditions contained in this Section 19. Notwithstanding the use of the defined term “Collateral Agent” it is expressly understood and agreed that the Collateral Agent shall not have any fiduciary responsibilities to any Purchaser by reason of this Agreement and that the Collateral Agent is merely acting as the representative of the Purchasers with only those duties as are expressly set forth in this Agreement and the other Related Documents. In its capacity as the Purchasers’ contractual representative, the Collateral Agent (i) does not assume any fiduciary duties to any of the Purchasers, (ii) is a “representative” of the Purchasers within the meaning of Section 9-511 of the UCC and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Related Documents. Each of the Purchasers agrees to assert no claim against the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Purchaser waives.

Section 19.2 Powers. The Collateral Agent shall have and may exercise such powers under the Related Documents as are specifically delegated to the Collateral Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Collateral Agent shall have no implied duties or fiduciary duties to the Purchasers, or any obligation to the Purchasers to take any action hereunder or under any of the other Related Documents except any action specifically provided by the Related Documents required to be taken by the Collateral Agent.

Section 19.3 General Immunity. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable to the Company, any Subsidiary or Affiliate of the Company, or any Purchaser for any action taken or omitted to be taken by it or them hereunder or under any other Related Documents or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Related Documents.

Section 19.4 No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc. Neither the Collateral Agent nor any of its directors, officers, Collateral Agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Related Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Related Document; (iii) the satisfaction of any condition specified in Section 2, except receipt of items required to be delivered solely to the Collateral Agent; (iv) the existence or possible existence of any Default; or (v) the validity, effectiveness or genuineness of any Related Document or any other instrument or writing furnished in connection therewith. The Collateral Agent shall not be responsible to any Purchaser for any recitals, statements, representations or warranties herein or in any of the other Related Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Related Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

Section 19.5 Action on Instructions of Purchasers. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Related Document in accordance with written instructions signed by the Super-Majority Purchasers (or any other percentage of Purchasers specified to be the applicable percentage in this Agreement or any other Related Document to act on specified matters), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Purchasers and on all holders of Notes. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Related Document unless it shall first be indemnified to its satisfaction by the Purchasers pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 19.6 Employment of Collateral Agents and Counsel. The Collateral Agent may execute any of its duties as the Collateral Agent hereunder and under any other Related Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Purchasers, except as to money or securities received by it or its authorized agents. The Collateral Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Collateral Agent and the Purchasers and all matters pertaining to the Collateral Agent’s duties hereunder and under any other Related Document.

Section 19.7 Reliance on Documents; Counsel. The Collateral Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Collateral Agent, which counsel may be employees of the Collateral Agent.

Section 19.8 The Collateral Agent’s Reimbursement and Indemnification. The Purchasers agree to reimburse and indemnify the Collateral Agent ratably in proportion to the principal amount of their respective Notes outstanding from time to time (i) for any amounts not reimbursed by the Company for which the Collateral Agent is entitled to reimbursement under the Related Documents, (ii) for any other expenses incurred by the Collateral Agent on behalf of the Purchasers, in connection with the preparation, execution, delivery, administration and enforcement of the Related Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Related Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Purchaser shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Collateral Agent.

Section 19.9 Rights as a Purchaser. With respect to its Notes, the Collateral Agent shall have the same rights and powers hereunder and under any other Related Document as any Purchaser and may exercise the same as though it were not the Collateral Agent, and the term “Purchaser” or “Purchasers” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity.

Section 19.10 Successor Collateral Agent. The Collateral Agent may resign at any time by written notice to the Purchasers and the Credit Parties, and the Collateral Agent may be removed at any time with or without cause by written notice received by the Collateral Agent from the Super-Majority Purchasers. Upon any such resignation or removal, the Super-Majority Purchasers shall have the right to appoint, on behalf of the Credit Parties and the Purchasers, a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Super-Majority Purchasers and shall have accepted such appointment within thirty days after the retiring Collateral Agent’s giving notice of resignation, then the retiring Collateral Agent may appoint, on behalf of the Credit Parties and the Purchasers, a successor Collateral Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Collateral Agent shall be subject to approval by the Credit Parties, which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Related Documents. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 19 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder and under the other Related Documents.

Section 19.11 Collateral Documents.

(a) Each Purchaser authorizes the Collateral Agent to enter into the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Purchaser agrees that no holder of the Notes (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Purchasers upon the terms of the Collateral Documents.

(b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Collateral Agent is hereby authorized to execute and deliver on behalf of the Purchasers any Related Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Purchasers.

(c) The Purchasers hereby authorize the Collateral Agent, at its option and in its discretion, to (y) release any Lien granted to or held by the Collateral Agent upon any Collateral and/or (z) release any guarantor from its obligations under any Guaranty (i) upon the satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Related Documents or the transactions contemplated hereby or thereby; (ii) in connection with any transaction permitted by, but only in accordance with, the terms of the applicable Related Document; or (iii) in connection with any transaction approved, authorized or ratified in writing by the Super-Majority Purchasers, unless such release is required to be approved by all of the Purchasers hereunder. Upon request by the Collateral Agent at any time, the Purchasers will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 19.11.

(d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Related Document, or consented to in writing by the Super-Majority Purchasers, the Collateral Agent shall (and is hereby irrevocably authorized by the Purchasers to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Purchasers herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Company or any of its Subsidiaries in respect of) all interests retained by the Company or any of its Subsidiaries, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

SECTION 20. MISCELLANEOUS.

Section 20.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Purchaser) whether so expressed or not. The Company shall not be entitled to assign its rights hereunder without the written consent of each Purchaser and the Collateral Agent.

Section 20.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 20.3 Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

Section 20.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20.5 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 20.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 20.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, including Section 5-1401 of the General Obligations Law of said State.

Section 20.8 Submission to Jurisdiction. Any judicial proceeding brought against the Borrower with respect to any Related Document Related Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Related Document Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 16, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Agent, any Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Agent, any Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Agent or any Bank involving any Related Document Related Claim shall be brought only in a court located in, in the case of the Agent, the City and State of New York and, in the case of a Bank, the jurisdiction in which such Bank’s principal United States office is located. THE BORROWER, THE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY RELATED DOCUMENT RELATED CLAIM.

Section 20.9 Waiver of Jury Trial. The Company irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other Related Document or the transactions contemplated thereby.

Section 20.10 Indemnity. The Company further agrees to defend, protect, indemnify, and hold harmless the Collateral Agent and each and all of the Purchasers, each of their respective Affiliates and their respective officers, directors, employees, attorneys and agents (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in connection with any Related Document Related Claims; provided, however, that the Company shall not have any obligation to an Indemnitee hereunder with respect to Related Document Related Claims caused by or resulting from (a) a dispute among the Purchasers or a dispute between any Purchaser and the Collateral Agent, or (b) the willful misconduct or gross negligence of such Indemnitee. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law, to the payment and satisfaction of all Related Document Related Claims incurred by the Indemnitees. This Section 20.9 shall survive the full payment of the Obligations and the termination of the Commitments or any other Related Document.

Section 20.11 LIMITATION OF LIABILITY. NO PURCHASER OR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE COMPANY IN CONNECTION WITH ANY RELATED DOCUMENT RELATED CLAIM.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on the counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

ORTHOVITA, INC.

By:	/s/ Antony Koblish
[Name]	Antony Koblish
[Title]	President & CEO

LB I GROUP INC.

By:	/s/ Jeffrey A. Ferrell
Name:	Jeffrey A. Ferrell
Title:	Vice President

Agreement Date: July 30, 2007

SCHEDULE B

(to Senior Secured Note and Warrant Purchase Agreement)

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Advance” is defined in Section 1.2(b).

“Additional Advance Date” is defined in Section 1.4.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement Date” means the date set forth as such on the last signature page hereof.

“Applicable Law” means, anything in Section 20.7 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) authorizations, consents, approvals, licenses or exemptions of, registrations or filings with, or reports or notices to, any Governmental Authority, and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

“Asset Disposition” means any transaction, or series of related transactions, pursuant to which the Company or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property (whether now owned or hereafter acquired) yielding proceeds to any Credit Party in excess of 5% of the total assets of the party disposing of such property (as set forth on the most recent balance sheet delivered pursuant to Section 5.1(c) for any such transaction or series of related transactions to any other Person (other than the Company or any Domestic Subsidiary)), in each case, whether or not the consideration therefor consists of cash, securities or other assets, excluding any sales of Inventory in the ordinary course of business on ordinary business terms; provided, however, that, notwithstanding the foregoing, any sale, assignment, transfer or other disposition of any property by the Company or any Subsidiary of the Company permitted by Section 8.2(a), (b), (c), (d), (e), or (h) shall not be deemed to be an Asset Disposition.

“Assignment and Assumption” means an assignment and assumption entered into by a Purchaser and an assignee (with the consent of any party whose consent is required by Section 11.2), in substantially the form of Exhibit 11.2.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

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“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Maintenance Account” is defined in Section 7.6.

“Change in Control” means (i) any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to such transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors; (ii) the consummation of (a) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to such merger or consolidation, will not beneficially own, immediately after such merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (b) a sale or other disposition of all or substantially all of the assets of the Company, excluding transactions permitted under Section 8.2 of this Agreement, or (c) a liquidation or dissolution of the Company; or (iii) individuals who, as of the Agreement Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be deemed an Incumbent Director.

“Closing” is defined in Section 1.3.

“Closing Date Transactions” is the collective reference to (i) the RST I Royalty Repurchase, (ii) the final satisfaction and discharge of the GECC Financing and all other Indebtedness of the Credit Parties other than Permitted Indebtedness, and (iii) the Initial Issuance.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all property in which a Lien is purported to be or is created pursuant to the Related Documents.

“Collateral Agent” means LB I Group Inc., in its capacity as contractual representative for itself and the Purchasers pursuant to Section 19 hereof, and any successor Collateral Agent appointed pursuant Section 19.

“Collateral Documents” means the Security Agreement, the Company Pledge Agreement, the Company Intellectual Property Pledge Agreement, the Subsidiary Pledge Agreements, the Subsidiary Intellectual Property Pledge Agreements, and all other mortgages, deeds of trust, security agreements, assignments, control account agreements, financing statements and other documents or instruments as shall from time to time secure the Obligations.

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“Collateral L/Cs” is defined in Section 7.6.

“Commitment” means, of any Purchaser, (i) the amount set forth opposite such Purchaser’s name under the heading “Commitment” on Schedule A or, in the case of a Purchaser that becomes a Purchaser pursuant to an assignment, the amount of the assignor’s Commitment assigned to such Purchaser, in either case as the same may be reduced from time to time pursuant to Section 1.7, or increased or reduced from time to time pursuant to assignments in accordance with Section 11.2, or (ii) as the context may require, the obligation under Section 1.2 of such Purchaser to pay the Purchase Price of the Notes to be purchased by such Purchaser, and to make Additional Advances to be made by it, in an aggregate unpaid principal amount not exceeding the Commitment of such Purchaser at such time.

“Common Stock” is defined in Section 1.1(b).

“Company” is defined in the first paragraph of this Agreement.

“Company Intellectual Property Pledge Agreement” means the Intellectual Property Pledge Agreement, dated as of the date hereof, by and between the Company and the Collateral Agent.

“Company Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, by and between the Company and the Collateral Agent.

“Confidential Information” is defined in Section 18.

“Credit Party” means the Company and any Domestic Subsidiary.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Domestic Subsidiary” means a Subsidiary of the Company formed under the laws of any state of the United States or the District of Columbia, other than any such Subsidiary whose assets consist solely of Excluded Assets, including, without limitation, Vita SPC II.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“European Collateral” means any property of the Company held by Orthovita Europe, for so long as the fair market value thereof does not exceed at any time $4,000,000.

“Event of Default” is defined in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means the CORTOSS® and ALIQUOT® products, any personal property of the Company or any Subsidiary that is directly and exclusively related to the CORTOSS® or ALIQUOT® products, and the Excluded Asset License.

“Excluded Asset License” means a perpetual, royalty-free license to use Intellectual Property related to, or covering products or technologies related to, the CORTOSS® and ALIQUOT® portfolios, exclusively in the fields in which such products are being used, or contemplated to be used, on the Agreement Date, and non-exclusively in any other field in which such products may in the future be used, solely to make, use or sell such products or products derived from them. Such license shall include the right of the licensee to prosecute and maintain the licensed Intellectual Property to the extent the licensor fails to do so and to enforce the licensed Intellectual Property in the exclusive field to the extent the licensor fails to do so and shall be reasonably satisfactory to the Collateral Agent in form and substance.

“FDA” means the Food and Drug Administration, an agency of the United States Department of Health and Human Services.

“Foreign Subsidiary” means a Subsidiary of the Company that is not formed as a separate legal entity under the laws of a jurisdiction outside of the United States or the District of Columbia. The parties hereto agree that any (non-entity) branch offices of Orthovita, Inc., including, without limitation, Orthovita Europe and Orthovita International Services, do not qualify as “Foreign Subsidiaries” for purposes of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“GECC Financing” means the notes issued by the Company to General Electric Capital Corporation (“GECC”) in the original aggregate principal amount of $2,796,436, and secured by the Master Security Agreement dated as of October 4, 2001 between GECC and the Company.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

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(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable Environmental Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 11.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

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(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) all payment obligations of such Person with respect to interest rate swaps, currency swaps and similar obligations; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Initial Issuance” is defined in Section 1.2(a).

“Intellectual Property” means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, in-bound licensed rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, and all goodwill associated with any of the foregoing.

“Inventory” means, as to any Person, all “inventory” of such Person as defined in the UCC including, without limitation (whether or not included in the UCC definition of “inventory”), all of such Person’s then owned or existing and future acquired or arising: (a) inventory, merchandise, goods and other personal property intended for sale or lease or for display or demonstration; (b) work in process; (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business; (d) documents evidencing, and general intangibles (as defined in the UCC) relating to, any of the foregoing; and (e) all cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

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“Investments” means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets of any Person or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, Purchaser or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Liquidation Distribution” is defined in Section 8.2(h).

“Loans” is the collective reference to the Purchase Price of, and the Additional Advances under, the Notes.

“Make- Whole Amount” means, with respect to any principal prepayment for which the Make-Whole Amount is applicable, an amount determined with reference to the following formula:

Make-Whole Amount = pmt x (.20 – (qtr x .01))

where:

pmt	=	the amount of the applicable principal prepayment; and

qtr	=	the number which is the quotient of: (x) the fewer of the number of months elapsed subsequent to the date of the Closing and the date upon which (i) an Event of Default occurs and continues for more than 30 days notwithstanding the fact that such Event of Default is cured thereafter, or (ii) the applicable prepayment is made; divided by (y) three.

“Mandatory Prepayment Event” means, with respect to any Credit Party, the occurrence of an Asset Disposition in connection with such Credit Party, the receipt by such Credit Party of any cash insurance proceeds for damaged or destroyed property that yields Net Proceeds to such Credit Party in excess of $1,000,000 in the aggregate and not applied to the repair or replacement of such property within one year after receipt thereof, or the receipt by such Credit Party of any cash proceeds from any judgment awards or settlements that yield gross proceeds to such Credit Party in excess of $7,500,000.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company, or the Company and its Subsidiaries, taken as a whole.

“Materially Adverse Effect” means (a) a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Credit Party to perform its obligations under this Agreement and the Notes and Warrants, (c) an adverse effect on the validity or enforceability of any Related Document, or (d) with respect to any Collateral, or any

7

category of Collateral, pledged by any Credit Party, a materially adverse effect on its value as Collateral or its utility in such Credit Party’s business or an adverse effect, whether or not material, on the validity, perfection, priority or enforceability of the Lien of the Collateral Documents therein.

“Maturity Date” is defined in the Notes.

“Medical Device” means a product that is labeled, promoted or used in a manner that meets the definition of “medical device” set forth in Section 321(b) of the Federal Food, Drug & Cosmetic Act, 21 U.S.C. Sections 301 et seq. (2007).

“Merged Subsidiary” is defined in Section 8.2(h).

“Minimum Required Amount” is defined in Section 7.6.

“Net Proceeds” means:

(a) with respect to any Asset Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Lien which is permitted by Section 8.3 on any property (other than any Indebtedness assumed by the purchaser of such property and Indebtedness evidenced by the Notes) which is required to be, and is, repaid in connection with such Asset Disposition, (ii) reasonable expenses related thereto incurred by such Person in connection with the Asset Disposition, including, without limitation, all legal, accounting and attorneys fees, (iii) transfer taxes paid or due to be paid by such Person to any taxing authorities in connection with such Asset Disposition, and (iv) any amount of reserves properly taken on the balance sheet of the Person making the Asset Disposition, as reasonably determined by the Board of Directors of such Person in its good faith judgment; provided that such reserves shall be deemed part of Net Proceeds if and to the extent such reserves are not actually paid by the applicable Person and are removed from such Person’s balance sheet;

(b) with respect to any insurance proceeds received by any Person in connection with the damage or destruction of any property or asset, the amount of cash received (directly or indirectly) by or on behalf of such Person in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Lien which is permitted by Section 8.3 on the damaged or destroyed property or asset (other than any Indebtedness evidenced by the Notes) and (ii) reasonable expenses related thereto incurred by such Person in connection with the collection of such insurance proceeds, including, without limitation, the reasonable fees and expenses of external counsel to such Person;

(c) with respect to any judgment awards or settlements received by any Person, the amount of cash received (directly or indirectly) by or on behalf of such Person in connection therewith after deducting therefrom only reasonable expenses related thereto incurred by such Person in connection with the obtaining of such award or the negotiation of such settlement, including, without limitation, the reasonable fees and expenses of external counsel to such Person; and

8

(d) cash received by any Person from the conversion of any non-cash proceeds received in connection with an Asset Disposition, insurance awards or any judgments or settlements, subject to any applicable reductions noted in clauses (a), (b) and (c) above.

“New Subsidiary” is defined in Section 7.7.

“Notes” is defined in Section 1.1(a).

“Obligations” means (i) all of the Indebtedness and obligations of every kind and nature of the Company to each Purchaser, or any permitted assignee of any Purchaser, or to the Collateral Agent, pursuant to the terms of this Agreement and the other Related Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by such Purchaser or the Collateral Agent, whether through discount, premium, purchase, direct loan or as collateral or otherwise, and whether principal, interest, fees, costs, expenses or otherwise (including, without limitation, any interest, Make-Whole Amount, fees or expenses accruing following the commencement of any insolvency, receivership, reorganization or bankruptcy case or proceeding relating to the Company, whether or not a claim for post-petition interest, Make-Whole Amount, fees or expenses is allowed in such case or proceeding); and (ii) the prompt, full and faithful discharge by the Company of each and every term, condition, agreement, representation and warranty now or hereafter made by the Company to the Purchasers or the Collateral Agent under this Agreement and the other Related Documents.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Indebtedness” means (i) indebtedness under the Related Documents, (ii) intercompany indebtedness evidenced by a note that has been pledged to the Purchasers under the Collateral Documents, (iii) Purchase Money Indebtedness in an aggregate principal amount not to exceed $1,500,000 at any time, (iv) Indebtedness existing on the Agreement Date and set forth in Schedule 3.15(a), (v) other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time, and (vi) Indebtedness that constitutes a renewal, extension, or refunding of any Indebtedness described in clauses (i) through (v) of this definition that does not shorten the maturity or increase the amount of any such renewed, extended or refunded Indebtedness and that bears interest at a rate per annum that is commercially reasonable at the time such renewing, extending or refunding Indebtedness is incurred.

“Permitted Investments” means:

(a) Investments by the Company and its Subsidiaries in and to the Company or a:

(i) Domestic Subsidiary, including any Investment in a corporation which, after giving effect to such Investment, will become a Domestic Subsidiary as permitted by Section 8.5(a); or

9

(ii) Foreign Subsidiary permitted to be created and capitalized by Section 8.5(b) so long as:

(1) such Foreign Subsidiary is established solely to carry out the Company’s or any of its Subsidiaries’ business operations in a particular foreign jurisdictions where it is necessary or prudent, in the good faith determination of the Board of Directors of the Company, to establish a separate legal entity under local law;

(2) such Investment is comprised of only that amount of capital and other property as is determined to be necessary from time to time, in the good faith discretion of the Board of Directors of the Company, to conduct the ordinary and intended business operations of such Foreign Subsidiary; and

(3) such Investment would not be reasonably expected to have a Materially Adverse Effect or otherwise materially adversely effect the value or priority of the Collateral, taken as a whole, for the prompt and full payment of the Obligations;

(b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Domestic Subsidiary;

(c) Investments in property or assets to be used in the ordinary course of the business of the Company and its Subsidiaries as such business is described in Section 7.5 of this Agreement;

(d) Investments representing travel advances in the usual and ordinary course of business to officers and employees of the Company and its Subsidiaries incidental to carrying-on the business of the Company or any Subsidiaries;

(e) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

(f) Investments in commercial paper or corporate debt obligation of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., a New York corporation, or by Moody’s Investors Service, Inc.;

(g) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

10

(h) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, issued by a bank or trust Company organized under the laws of the United States or any state thereof; provided that at the time of acquisition thereof by the Company or a Subsidiary, (i) the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated AA or better by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., a New York corporation, or “Aa2” or better by Moody’s Investors Service, Inc. or (ii) such Investments are fully insured by the Federal Depository Insurance Corporation; and

(i) Investments in any money market fund which invests substantially all of its assets in obligations described in clauses (g) and (h) above.

“Permitted Licensing Agreements” means the Excluded Asset License, and any other license agreements between the Company, as licensor, and third party licensees, pursuant to which the Company grants to such licensees the rights to make or distribute any of the Company’s products, which agreements have been consented to by LB I Group Inc, except that such consent shall not be required in the case of any such agreement the subject of which is exclusively (i) Excluded Assets, or (ii) a non-exclusive license in any other property of Company which is necessary or useful to the manufacture or use of any of the CORTOSS® or ALIQUOT® products, but solely for such manufacture or use of such CORTOSS® or ALIQUOT® products.

“Permitted Liens” means:

(j) Liens in favor of the Collateral Agent for the benefit of the Purchasers and Liens in favor of the Purchasers, as the case may be, pursuant to this Agreement or any other Related Document;

(k) Liens for taxes, assessments and other governmental charges or levies so long as the payment thereof is not at the time required by Section 7.4, or to the extent that the amount, applicability or validity of such taxes, assessments, charges or levies is currently being contested by any Credit Party in good faith by appropriate proceedings and with respect to which such Credit Party has established adequate reserves in accordance with GAAP;

(l) Liens securing claims or demands of mechanics, materialmen, carriers, warehousemen, repairmen or other similar liens so long as the payment thereof is not at the time required by Section 7.4, or for which adequate reserves have been established in accordance with GAAP;

(m) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary thereof shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

11

(n) Liens of or resulting from pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation or to participate in any fund in connection with worker’s compensation, unemployment insurance or other social security obligations;

(o) Liens incidental to the conduct of business or the ownership of properties and assets (including deposits to secure the performance of bids, tenders, trade contracts, or leases or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, and other obligations of a similar nature, attorneys’ liens and statutory landlords’ liens); provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(p) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

(q) Liens to secure Purchase Money Indebtedness constituting Permitted Indebtedness under this Agreement;

(r) Liens, if any, otherwise expressly permitted by this Agreement or the Loan Documents;

(s) Liens set forth on Schedule 3.15(b) to this Agreement;

(t) Liens securing Permitted Licensing Agreements; and

(u) Liens created by Borrower or any Credit Party to pledge as security its rights in the Excluded Assets.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Product” means any Medical Device.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

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“Pro Rata Portion” means, with respect to any Purchaser, upon the occurrence of a Mandatory Prepayment Event, the amount determined by multiplying the Net Proceeds received in connection with such Mandatory Prepayment Event by a fraction the numerator of which is the aggregate outstanding principal amount of all Notes held by such holder at such time and the denominator of which is the aggregate outstanding principal amount of all outstanding Notes at such time.

“Purchase Money Indebtedness” means Indebtedness of the Company that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (i) neither the Company nor any Subsidiary had at any time prior to such purchase any interest in such asset other than a Lien or an interest as lessee under an operating lease, and (ii) such Indebtedness is incurred within 30 days after such purchase.

“Purchase Price” is defined in Section 1.2(a).

“Purchasers” is defined in the salutation to this Agreement.

“QPAM Exemption” means the Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Agreement Date, between the Company and each Purchaser, in the form of Exhibit C.

“Related Document Related Claim” means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, the Related Documents or the relationships established thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the date that all Loans have been repaid and the Commitments terminated.

“Related Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, Collateral Documents, the Subsidiary Guaranty Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Reverse Stock Split” means the reverse Common Stock split approved by the Company’s shareholders on June 26, 2007.

“RST I” means Royalty Securitization Trust I, a Delaware statutory trust.

“RST I Royalty Repurchase” means the repurchase of all revenue interests owned by Royalty Securitization Trust I, successor-in-interest to Paul Royalty Fund, L.P., which interests were originally acquired from the Company in October 2001 and pertain to VITOSS®, CORTOSS® and RHAKOSS® and all other transactions effected by the RST I Royalty Repurchase Documents (other than the Securitization Transfer Documents as defined with reference to the RST I Royalty Repurchase Documents).

13

“RST I Royalty Repurchase Documents” means the Purchase and Sale Agreement made and entered into as of July 30, 2007, by and between RST I and the Company, and the Closing Documents and the Securitization Transfer Documents (as each such term is defined therein).

“SEC” means the United States Securities and Exchange Commission.

“Securities” is defined in Section 3.13.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Company, each of the Subsidiaries named therein, and the Collateral Agent.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. For the avoidance of doubt, any reference to a Subsidiary of the Company in this Agreement shall mean and include the Company and each Subsidiary of the Company.

“Subsidiary Guaranty Agreements” is the collective reference to the Guaranty Agreement, dated as of the date hereof, by and among each of the Domestic Subsidiaries in favor of the Purchasers, and each other guaranty agreement in substantially the form thereof from time to time executed by a Domestic Subsidiary pursuant to Section 8.5.

“Subsidiary Intellectual Property Pledge Agreements” is the collective reference to the Subsidiary Intellectual Property Pledge Agreement, dated as of the date hereof, by and among each of the Domestic Subsidiaries and the Collateral Agent, and each other pledge agreement in substantially the form thereof from time to time executed by a Domestic Subsidiary pursuant to Section 8.5.

“Subsidiary Pledge Agreements” is the collective reference to the Subsidiary Pledge Agreement, dated as of the date hereof, by and among each of the Domestic Subsidiaries and the Collateral Agent, and each other pledge agreement in substantially the form thereof from time to time executed by a Domestic Subsidiary pursuant to Section 8.5.

“Super-Majority Purchasers” means, at any time, the holders of at least 66 and 2/3rds% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company).

14

“Term Sheet” means the Term Sheet for Proposed Private Placement of Secured Notes and Warrants of Orthovita, Inc., dated July 16, 2007, and executed by LB I Group Inc. and the Company, as of July 16, 2007.

“UCC” means the Uniform Commercial Code as in effect on the Agreement Date in the State of New York, as amended from time to time, and any successor statute.

“Vita SPV II” means Vita Special Purpose Corp. II, a Pennsylvania corporation, 100% of the stock of which is owned by the Company, formed for the purpose described in Section 8.5(c).

“Voting Stock” means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“Warrants” is defined in Section 1.1(b).

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by the Company or any one or more of the Company’s other Wholly-owned Subsidiaries at such time.

15

Exhibit A

(to Senior Secured Note and Warrant Purchase Agreement)

FORM OF NOTE

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE NOTE, PLEASE CONTACT ALBERT J. PAVUCEK, JR., CHIEF FINANCIAL OFFICER OF THE COMPANY AT (484) 323-8801, OR ORTHOVITA, INC., 77 GREAT VALLEY PARKWAY, MALVERN, PA 19355.

THIS SENIOR SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND, ACCORDINGLY, MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THIS SENIOR SECURED PROMISSORY NOTE AND RESTRICTING ITS TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

ORTHOVITA, INC.

10% Senior Secured Note due                          , 2012

No. _______	Date ________
$_________

FOR VALUE RECEIVED, the undersigned, ORTHOVITA, INC. (herein called the “Company”), a corporation organized and validly subsisting under the laws of the Commonwealth of Pennsylvania, hereby promises to pay to                                             , or registered assigns, the principal sum of                          DOLLARS on July 30, 2012 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 10% per annum from the date hereof, which shall be payable quarterly in arrears, on the last day of March, June, September and December in each year, commencing with September 30, 2007, until the principal hereof shall have become due and payable, on the date of any prepayment, to the extent required by the Note Purchase Agreement (defined below), and on the Maturity Date; provided, however, that interest on such unpaid balance, and all other past due amounts owing under the Note Purchase Agreement, shall accrue at the rate of 12% per annum during the continuance of any Event of Default (regardless of whether the Maturity Date shall have occurred) and shall be payable on demand. The definitions of terms in the Note Purchase Agreement apply to terms that are used without definition in this Note.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place as the holder of this Note shall have designated by written notice to the Company as provided in the Note Purchase Agreement.

This Note is one of a series of Senior Secured Notes issued pursuant to that certain Senior Secured Note and Warrant Purchase Agreement, dated as of July 30, 2007 (as from time to time amended, the “Note Purchase Agreement”), among the Company, LB I Group Inc., as Collateral Agent and a Purchaser, and the other Purchasers named therein, and is entitled to the benefits thereof. This Note is secured pursuant to the provisions of the Collateral Agreements and is guaranteed pursuant to the Subsidiary Guaranty Agreements, and is entitled to the benefit of the rights and security provided thereby. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 18 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 4 of the Note Purchase Agreement.

Each Purchaser is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan of such Purchaser and each payment, prepayment or conversion with respect thereto.

As provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal (together with interest thereon and any applicable Make-Whole Amount) on the dates and in the amounts specified in the Note Purchase Agreement, and, in any event, on the Maturity Date. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

To the fullest extent permitted by Applicable Law, the Company waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the obligations or liabilities under the Note Purchase Agreement or evidenced hereby, (b) all rights to notice and hearing prior to the taking of possession or control of any collateral (including by way of attachment or replevy), and (c) the benefit of all valuation, appraisal and exemption laws.

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This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, including Section 5-1401 of the General Obligations Law of said State.

COMPANY ACKNOWLEDGES THAT THE COMPANY HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE.

ORTHOVITA, INC.

By
[Title]

3

Loans
Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Amount of Loans	Notation Made By

Exhibit B

(to Senior Secured Note and Warrant Purchase Agreement)

FORM OF WARRANT

*[Provided Separately]

Exhibit C

(to Senior Secured Note and Warrant Purchase Agreement)

FORM OF REGISTRATION RIGHTS AGREEMENT

*[PROVIDED Separately]

Exhibit 1.4

(to Senior Secured Note and Warrant Purchase Agreement)

FORM OF NOTICE OF ADDITIONAL ADVANCES

NOTICE OF ADDITIONAL ADVANCE

[Insert Date]

[Name and address

of Each Purchaser]

Reference is made to the Senior Secured Note and Warrant Purchase Agreement, dated as of July 30, 2007, among the Purchasers party thereto, Orthovita, Inc., and LB I Group Inc., as Collateral Agent (the “Senior Secured Note and Warrant Purchase Agreement”). The undersigned hereby gives notice pursuant to Section 1.02 of the Senior Secured Note and Warrant Purchase Agreement of its request to have an Additional Advance made to it on [insert requested date of borrowing].

The total amount of such Additional Advance is [insert total amount], your Commitment is [insert the amount of the Purchaser’s commitment], the total Commitments of all Purchasers is [insert total amount of Commitments]. Accordingly, your pro rata share of such Additional Advance is $[insert amount], representing [insert percentage]% of the total Additional Advance:

Please disburse the proceeds of the Loans by [insert requested method of disbursement].]

The undersigned represents and warrants that (a) the Additional Advance requested hereby complies with the requirements of Section 1.4 of the Credit Agreement and (b) (i) each representation and warranty made by a Credit Party in any Related Document is true and correct at and as of the date hereof and will be true and correct at and as of the time the Additional Advance is made, in each case both with and without giving effect to the Additional Advance and the application of the proceeds thereof, and (ii) no Default has occurred and is continuing as of the date hereof or would result from the making of the Additional Advance or from the application of the proceeds thereof if the Additional Advance was made on the date hereof, and no Default will have occurred and be continuing at the time the Loans are to be made or would result from the making of the Additional Advance or from the application of the proceeds thereof.

Orthovita, Inc.

By
Name:
Title:

2

EXHIBIT 2.2

(to Senior Secured Note and Warrant Purchase Agreement)

Closing: July 30, 20051

List of Closing Deliverables

Principal Note and Warrant Documents

1.

Senior Secured Note and Warrant Purchase Agreement dated as of July 30, 2007 by and among Orthovita, Inc., as the Company, LB I Group Inc, as the Collateral Agent and a Purchaser, and the other Purchasers party thereto (the “Purchase Agreement”).[2]

Schedule A	—	Information Relating To Purchasers
Schedule B	—	Defined Terms
Schedule 3.4	—	Capital Stock
Schedule 3.5	—	Financial Statements
Schedule 3.7	—	Required Consents, etc., of Governmental Authorities
Schedule 3.8	—	Litigation
Schedule 3.9	—	Taxes
Schedule 3.11	—	Patent Licenses, Trademarks and Trademark Applications
Schedule 3.15	—	Existing Indebtedness
Schedule 3.18	—	Environmental Matters
Exhibit A	—	Form of 10% Senior Secured Note due July 30, 2012
Exhibit B	—	Form of Warrant to Purchase Common Stock
Exhibit C	—	Form of Registration Rights Agreement
Exhibit 1.4	—	Form of Notice of Additional Advances
Exhibit 2.2	—	List of Closing Deliverables
Exhibit 11.12	—	Form of Assignment and Assumption

2.	Original Notes issued to each Purchaser in the principal amount as indicated below:

Purchaser	Principal Amount
LB I Group Inc.	$45,000,000
Total	$45,000,000

3.	Original Warrants issued to each Purchaser for the number of shares of Series BB Preferred Stock as indicated below:

Purchaser	Warrant Shares
LB I Group Inc.	1,466,276
Total	1,466,276

[1]	All documents dated as of June 24, 2005 unless otherwise stated.

[2]	Each capitalized term used in this Exhibit 4.2 without definition shall have the meaning ascribed thereto under the Purchase Agreement.

Collateral Documents

4.	Security Agreement Questionnaire, with respect to the Company and each Subsidiary, duly completed and executed by the Company.

5.	Pledge Agreement executed by the Company in favor of the Collateral Agent for the benefit of the Purchasers whereby the Company pledges 100% of the issued and outstanding stock of each Domestic Subsidiary and 65% of the issued and outstanding stock of each Foreign Subsidiary.

6.	Original Stock Certificate(s) evidencing the pledged shares under the Pledge Agreement noted in item 4 together with an executed stock powers certificate.

7.	Security Agreement executed by the Company in favor of the Collateral Agent for the benefit of the Purchasers.

8.	Intellectual Property Security Agreement executed by the Company in favor of the Collateral Agent for the benefit of the Purchasers and suitable for filing with the United States Patent and Trademark Office.

9.	Subsidiary Guaranty Agreement executed by each Domestic Subsidiary in favor of the Purchasers.

10.	Security Agreement executed by each Domestic Subsidiary in favor of the Collateral Agent for the benefit of the Purchasers.

11.	Intellectual Property Security Agreement of each Domestic Subsidiary in favor of the Collateral Agent for the benefit of the Purchasers and suitable for filing with the United States Patent and Trademark Office.

12.	Control Account Agreement executed by the Company, the Collateral Agent and the financial intermediary holding the pledged account pursuant to Section 7.7 of the Purchase Agreement.

13.	UCC Financing Statement naming the Company as the debtor and the Collateral Agent as the representative of the Purchasers and filed with the Secretary of State of Pennsylvania.

14.	UCC Financing Statements naming each Domestic Subsidiary, as the debtor and the Collateral Agent as the representative of the Purchasers and filed with the Secretary of State of each state in which such Domestic Subsidiary is incorporated.

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Certificates and Opinions

15.

Certificate of the Secretary of the Company certifying as to the incumbency and signatures of the officers executing the principal documents and that attached thereto are true and complete copies of: (a) the Company’s Certificate of Incorporation[3], (b) the Company’s bylaws, (c) resolutions of the board of directors of the Company approving the transactions contemplated by the Purchase Agreement, and (d) the RST I Royalty Repurchase Documents.

16.	Certificate of the Secretary of each Domestic Subsidiary certifying as to the incumbency and signatures of the officers executing the principal documents and that attached thereto are true and complete copies of: (a) such Domestic Subsidiary’s Certificate of Incorporation, (b) such Domestic Subsidiary’s bylaws, and (c) resolutions of the board of directors of such Domestic Subsidiary approving the transactions contemplated by the Purchase Agreement.

17.	Certificate of Compliance executed by the Chief Executive Officer of each Credit Party certifying that, as of the date of the Closing and both before and after taking into account the effect of the Closing Date Transactions: (a) all of the conditions to closing have been satisfied, (b) all of the representations and warranties of such Credit Party in each Related Document to which it is a party are true and correct or true and correct in all material respects with respect to representations and warranties that are not qualified as to materiality, (c) such Credit Party has performed and complied with all of the agreements and conditions contained in the Related Documents to be complied with thereby, and (d) no Default exists.

18.	Solvency Certificate executed by each Credit Party’s Chief Financial Officer certifying as to the solvency of such Credit Party both before and after giving effect to the Closing Date Transactions.

19.	Legal opinion rendered by Duane Morris LLP, special counsel to the Credit Parties, in form and substance reasonably satisfactory to the Purchasers, relating to, among other things, the due authorization of Related Documents, and the granting and perfection the security interests granted under the Collateral Documents.

[3]	Amendment necessary to provide for new designated Series BB Preferred Stock to be issued upon exercise of the warrants and to increase the number of shares.

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Other Documents and Deliveries

20.	Payoff and release letter executed by GECC in respect of the GECC Financing and outstanding Liens in favor of GECC against the properties of the Company together with UCC III termination statement.

21.	Registration Rights Agreement executed by the Company and each Purchaser.

22.	Financials of the Company and its consolidated Subsidiaries for FYE 2006 (audited) and Q1 of 2007 (unaudited) and also including pro forma for the Company on a consolidated basis after taking into account the Closing Date Transactions.

23.	A report containing in reasonable detail weekly product sales numbers for each of the Credit Parties’ products for the trailing four weeks ending not more than seven days prior to the date of the Closing.

24.	Copies of insurance certificates for the Credit Parties indicating that the collateral Agent is named as the loss payee and additional insured.

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Exhibit 11.2

(to Senior Secured Note and Warrant Purchase Agreement)

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Secured Note and Warrant Purchase Agreement identified below (as amended, the “Senior Secured Note and Warrant Purchase Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Senior Secured Note and Warrant Purchase Agreement, as of the Effective Date as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Purchaser under the Senior Secured Note and Warrant Purchase Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Purchaser) against any Person, whether known or unknown, arising under or in connection with the Senior Secured Note and Warrant Purchase Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	________________________________

2. Assignee:	________________________________

3. Issuer:	Orthovita, Inc.

4. Senior Secured Note and Warrant Purchase Agreement:	The Senior Secured Note and Warrant Purchase Agreement, dated as of July 30, 2007, among the Purchasers parties thereto, Orthovita, Inc., and LB I Group Inc., as Collateral Agent.

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]	CUSIP Number

Effective Date:                     , 20

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments or prepayments made between the Trade Date and the Effective Date.

[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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ANNEX 1 to Assignment and Assumption

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Senior Secured Note and Warrant Purchase Agreement or any other Related Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Related Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Related Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Related Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Purchaser under the Senior Secured Note and Warrant Purchase Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Senior Secured Note and Warrant Purchase Agreement as a Purchaser thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Purchaser thereunder, and (iii) it has received a copy of the Senior Secured Note and Warrant Purchase Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the any Purchaser or the Collateral Agent; and (b) agrees that (i) it will, independently and without reliance on the Assignor or any other Purchaser, or the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Related Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Related Documents are required to be performed by it as a Purchaser.

2. Payments. From and after the Effective Date, the Company shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.